UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of the Securities Exchange
Act of 1934

May 27, 2004
Date of Report (Date of Earliest Event Reported)

Biomass Processing Technology, Inc.

(Name of Small Business Issuer in its charter)

Delaware	65-0638890

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3222 Commerce Place, Suite A, West Palm Beach, Florida	33407

(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (561) 684-6611

Item 5: Other Events and Required FD Disclosure

On May 27, 2004, Biomass Processing Technology, Inc. announced that it has commenced a $5,000,000 private offering of 500,000 shares of common stock ($.02 par value), at an offering price of $10.00 per share. A copy of the announcement is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro forma Financial Information, and Exhibits.

(c) Exhibits.

The following exhibit is included with this Report:

Exhibit 99.1:	Announcement dated May 27, 2004, regarding commencement of private offering of 500,000 shares of common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMASS PROCESSING TECHNOLOGY, INC.
June 14, 2004	By:	/s/ Larry W. Denney
Larry W. Denney, Chairman
of the Board, President, Chief Executive Officer and Chief Financial Officer

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